FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS RECORD EARNINGS PER SHARE OF $0.53 FOR 4Q 2014
 Loan Growth Exceeds Aggressive Three-Year Targets

NASHVILLE, Tenn., Jan. 20, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.53 for the quarter ended Dec. 31, 2014, compared to net income per diluted common share of $0.44 for the quarter ended Dec. 31, 2013, an increase of 20.5 percent. Net income per diluted common share was $2.01 for the year ended Dec. 31, 2014, compared to net income per diluted common share of $1.67 for the year ended Dec. 31, 2013, an increase of 20.4 percent.
"Three years ago, we set out a bold plan that included $1.27 billion in net loan growth, a compound annual growth rate of 11.5 percent for the three-year period," said M. Terry Turner, Pinnacle's president and chief executive officer. "Rapid loan growth was the cornerstone for increased operating leverage and profitability for our firm. I am pleased to report that our $168.8 million of net loan growth in the fourth quarter of 2014 provided the necessary volume to exceed our three-year growth target. Every associate in our firm has helped us achieve our profitability targets in conjunction with this loan growth. While we are excited about these achievements, we continue to see similar opportunities for increased operating leverage as a result of continued balance sheet growth over the next three  years."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues (excluding securities gains and losses) for the quarter ended Dec. 31, 2014 were a record $64.7 million, an increase of $2.3 million from $62.4 million in the third quarter of 2014. Revenues (excluding securities gains and losses) increased 12.6 percent over the same quarter last year.
•
Loans at Dec. 31, 2014 were a record $4.59 billion, an increase of $168.8 million from Sept. 30, 2014. Loans increased $445.5 million from Dec. 31, 2013, for a year-over-year growth rate of 10.7 percent.

•	Average balances of noninterest-bearing deposit accounts were $1.374 billion in the fourth quarter of 2014 and represented approximately 28.9 percent of total average deposit balances for the quarter, another record for the firm. Fourth quarter 2014 average noninterest-bearing deposits increased 16.5 percent over the same quarter last year.
•	Return on average assets increased to 1.27 percent for the fourth quarter of 2014, compared to 1.25 percent for the third quarter of 2014 and 1.13 percent for the same quarter last year. Fourth quarter 2014 return on average tangible equity amounted to 13.52 percent, compared to 13.69 percent for the third quarter of 2014 and 12.79 percent for the same quarter last year.

"Two quarters ago, we disclosed increased operating performance targets for our firm, and we remain optimistic about achieving these higher standards of operating performance. In fact, we are already approaching the mid-point of the elevated target range for return on average assets," Turner said. "Over the last few years, we've highlighted our rapid loan growth; however, the continual restructuring of our funding base to include more client operating accounts has also been critical to our success. We believe that despite the significant liquidity in our industry today, banking firms like ours that are capable of efficient and effective core deposit acquisition will be the ones ultimately rewarded by investors."

OTHER FOURTH QUARTER 2014 HIGHLIGHTS:
•	Revenue growth
o	Net interest income for the quarter ended Dec. 31, 2014 increased to $50.3 million, compared to $49.5 million for the third quarter of 2014 and $45.0 million for the fourth quarter of 2013.
▪	The firm's net interest margin was 3.76 percent for the quarter ended Dec. 31, 2014, compared to 3.79 percent last quarter and 3.70 percent for the quarter ended Dec. 31, 2013.
o	Noninterest income for the quarter ended Dec. 31, 2014 increased to $14.4 million, compared to $12.9 million for the third quarter of 2014 and $12.5 million for the same quarter last year.
▪
Wealth management revenues, a component of investment services, increased by approximately $558,000 between the third and fourth quarters of 2014, with most of the increase attributable to end-of-year vendor incentive payments.

▪
Other noninterest income increased by approximately $821,000 between the third and fourth quarters of 2014 to $4.9 million, primarily due to increased interchange revenues as well as revenues from several other loan fee categories.

"We have said over the last several years that the achievement of our performance targets will be based primarily on attracting more clients to our firm in order to build a larger revenue base," said Harold R. Carpenter, Pinnacle's chief financial officer. "As a result of the outstanding efforts of our associates, we've seen revenues grow to $245.6 million in 2014 from $189.4 million in 2011, an impressive compound annual growth rate of more than 9 percent.  Average noninterest bearing deposits were $650.6 million in 2011 and have grown to $1.26 billion in 2014, representing a compound annual growth rate of approximately 24 percent, more than twice the compound annual growth rate for loans.
"As we turn our attention to 2015, we will remain focused on high-quality organic growth in the Nashville and Knoxville markets, as that has been what has provided for the consistent earnings growth that  we all have come to expect from our firm. We will also continue to consider other geographic, product expansion and investment opportunities as they arise, so long as those opportunities provide a clear path to enhanced performance for the entire franchise."

•	Noninterest expense
o	Noninterest expense for the quarter ended Dec. 31, 2014 was $34.4 million, compared to $34.4 million in the third quarter of 2014 and $32.6 million in the same quarter last year.
▪	Salaries and employee benefits were $23.1 million in the fourth quarter of 2014, compared to $21.7 million in the third quarter of 2014 and $21.5 million in the same quarter last year.

 "Our fourth quarter results reflect an efficiency ratio of 53.2 percent, another record for the firm," Carpenter said.  "At the end of 2011, our franchise employed 747 full-time employees, compared to 764 full-time employees at the end of 2014 or an increase of slightly more than 2 percent. We believe that prudent management of our expense base will be a requirement to remain a high performing franchise. That said, we remain focused on recruiting the most sought-after bankers and wealth management professionals in our markets and anticipate adding more to our ranks in 2015."

•	Asset quality
o	Nonperforming assets decreased to $27.9 million at Dec. 31, 2014, compared to $34.0 million at Sept. 30, 2014 and $33.4 million at Dec. 31, 2013. Nonperforming assets decreased to 0.61 percent of total loans and ORE at Dec. 31, 2014, compared to 0.77 percent at Sept. 30, 2014 and 0.80 percent at Dec. 31, 2013.
o	The allowance for loan losses represented 1.47 percent of total loans at Dec. 31, 2014, compared to 1.50 percent at Sept. 30, 2014 and 1.64 percent at Dec. 31, 2013. The ratio of the allowance for loan losses to nonperforming loans was 403.2 percent at Dec. 31, 2014, compared to 305.6 percent at Sept. 30, 2014 and 373.8 percent at Dec. 31, 2013.
▪	Net charge-offs were $842,000 for the quarter ended Dec. 31, 2014, compared to $1.6 million for the third quarter of 2014 and $1.5 million for the quarter ended Dec. 31, 2013. Annualized net charge-offs as a percentage of average loans for the quarter ended Dec. 31, 2014 were 0.08 percent, compared to 0.36 percent for the quarter ended Dec. 31, 2013.
▪	Provision for loan losses increased $1.2 million to $2.0 million in the fourth quarter of 2014 from $851,000 in the third quarter of 2014 due to expanding loan volumes.
•
Due to a gain on sale recognized in the fourth quarter of 2014, other real estate owned (OREO) expense decreased by $1.0 million, thus providing a benefit of $630,000 in the fourth quarter of 2014, compared to an expense of $417,000 in the third quarter of 2014.

BOARD OF DIRECTORS DECLARES DIVIDEND
On Jan. 20, 2015, Pinnacle's Board of Directors also declared a $0.12 per share cash dividend to be paid on Feb. 27, 2015 to common shareholders of record as of the close of business on Feb. 6, 2015. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.
"We are pleased to provide a $0.04 increase in our common dividend to shareholders this quarter," Turner said. "Despite our double-digit loan growth, since the date we initiated our common dividend we've continued to experience net increases in our capital ratios. This increase in our dividend should also bring us back to our target range of a 20 percent payout ratio over time without disrupting our prospective growth plans."

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 21, 2015 to discuss fourth quarter 2014 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $6.0 billion in assets at Dec. 31, 2014. At Dec. 31, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and five offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the second best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to maintain the historical growth of its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) risks of expansion into new geographic or product markets; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial) or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors, (xx) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches, (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight and the development of additional banking products for our corporate and consumer clients, and (xxii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014 and Pinnacle Financial's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2014.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2014	September 30, 2014	December 31, 2013
ASSETS
Cash and noninterest-bearing due from banks	$48,741,692	$64,743,501	$79,785,004
Interest-bearing due from banks	134,176,054	148,068,613	124,509,486
Federal funds sold and other	4,989,764	4,757,438	4,644,247
Cash and cash equivalents	187,907,510	217,569,552	208,938,737

Securities available-for-sale, at fair value	732,054,785	714,920,906	693,456,314
Securities held-to-maturity (fair value of $38,788,870, $38,112,282 and
$38,817,467 at December 31, 2014, September 30, 2014 and
December 31, 2013, respectively)	38,675,527	38,106,986	39,795,649
Mortgage loans held-for-sale	14,038,914	19,130,001	12,850,339

Loans	4,590,026,505	4,421,250,676	4,144,493,486
Less allowance for loan losses	(67,358,639)	(66,159,575)	(67,969,693)
Loans, net	4,522,667,866	4,355,091,101	4,076,523,793

Premises and equipment, net	71,576,016	71,551,257	72,649,574
Other investments	38,062,134	33,599,454	33,226,195
Accrued interest receivable	16,988,407	16,949,949	15,406,389
Goodwill	243,529,010	243,533,067	243,651,006
Core deposit and other intangible assets	2,893,072	3,129,236	3,840,750
Other real estate owned	11,186,414	12,329,278	15,226,136
Other assets	138,668,142	139,792,704	148,210,975
Total assets	$6,018,247,797	$5,865,703,491	$5,563,775,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,321,053,083	$1,357,934,212	$1,167,414,487
Interest-bearing	1,005,450,690	860,781,126	884,294,802
Savings and money market accounts	2,024,957,383	1,983,237,139	1,962,714,398
Time	431,143,756	460,378,271	519,049,037
Total deposits	4,782,604,912	4,662,330,748	4,533,472,724
Securities sold under agreements to repurchase	93,994,730	64,772,511	70,465,326
Federal Home Loan Bank advances	195,476,384	215,523,517	90,637,328
Subordinated debt and other borrowings	96,158,292	96,783,292	98,658,292
Accrued interest payable	631,682	622,908	792,703
Other liabilities	46,688,416	43,736,364	46,041,823
Total liabilities	5,215,554,416	5,083,769,340	4,840,068,196

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
35,732,483 shares, 35,654,541 shares, and 35,221,941 shares
issued and outstanding at December 31, 2014, September 30, 2014
and December 31, 2013, respectively	35,732,483	35,654,541	35,221,941
Additional paid-in capital	561,431,449	558,070,636	550,212,135
Retained earnings	201,371,081	185,496,234	142,298,199
Accumulated other comprehensive income (loss), net of taxes	4,158,368	2,712,740	(4,024,614)
Stockholders' equity	802,693,381	781,934,151	723,707,661
Total liabilities and stockholders' equity	$6,018,247,797	$5,865,703,491	$5,563,775,857

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Interest income:
Loans, including fees	$48,352,675	$47,510,761	$42,811,184	$184,648,800	$169,252,739
Securities
Taxable	3,409,318	3,469,311	3,644,318	14,227,172	14,504,464
Tax-exempt	1,472,826	1,533,029	1,636,905	6,167,264	6,378,345
Federal funds sold and other	298,391	268,455	312,119	1,126,726	1,146,867
Total interest income	53,533,210	52,781,556	48,404,526	206,169,962	191,282,415

Interest expense:
Deposits	2,441,502	2,435,426	2,644,630	9,953,930	11,721,387
Securities sold under agreements to repurchase	40,077	38,702	34,535	140,623	238,775
Federal Home Loan Bank advances and other borrowings	738,359	770,367	756,896	3,090,860	3,423,617
Total interest expense	3,219,938	3,244,495	3,436,061	13,185,413	15,383,779
Net interest income	50,313,272	49,537,061	44,968,465	192,984,549	175,898,636
Provision for loan losses	2,041,480	851,194	2,225,114	3,634,660	7,856,522
Net interest income after provision for loan losses	48,271,792	48,685,867	42,743,351	189,349,889	168,042,114

Noninterest income:
Service charges on deposit accounts	3,038,045	2,912,617	2,739,076	11,707,274	10,557,528
Investment services	2,737,308	2,353,118	2,394,735	9,382,670	8,038,425
Insurance sales commissions	1,045,748	1,037,043	1,014,720	4,612,583	4,537,150
Gains on mortgage loans sold, net	1,373,920	1,352,976	1,113,000	5,630,371	6,243,411
Investment gains (losses) on sales, net	-	29,221	-	29,221	(1,466,475)
Trust fees	1,274,159	1,109,278	991,162	4,601,036	3,747,241
Other noninterest income	4,915,039	4,094,200	4,235,528	16,639,323	15,446,298
Total noninterest income	14,384,219	12,888,453	12,488,221	52,602,478	47,103,578

Noninterest expense:
Salaries and employee benefits	23,075,475	21,721,663	21,494,178	88,319,567	82,646,967
Equipment and occupancy	5,983,877	6,477,076	5,543,380	24,087,335	21,273,454
Other real estate expense	(630,066)	417,197	302,267	664,289	3,113,046
Marketing and other business development	1,208,253	945,805	1,140,233	4,127,949	3,638,941
Postage and supplies	717,323	569,707	559,362	2,391,838	2,249,950
Amortization of intangibles	236,164	236,163	246,676	947,678	1,262,524
Other noninterest expense	3,801,319	3,991,944	3,350,488	15,761,027	15,076,332
Total noninterest expense	34,392,345	34,359,555	32,636,584	136,299,683	129,261,214
Income before income taxes	28,263,666	27,214,765	22,594,988	105,652,684	85,884,478
Income tax expense	9,526,428	9,017,943	7,274,394	35,181,517	28,158,277
Net income	$18,737,238	$18,196,822	$15,320,594	$70,471,167	$57,726,201

Per share information:
Basic net income per common share	$0.54	$0.52	$0.45	$2.03	$1.69
Diluted net income per common share	$0.53	$0.52	$0.44	$2.01	$1.67

Weighted average shares outstanding:
Basic	34,827,999	34,762,206	34,355,691	34,723,335	34,200,770
Diluted	35,292,319	35,155,224	34,765,424	35,126,890	34,509,261

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2014	2014	2014	2014	2013	2013

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,544,091	1,478,869	1,457,335	1,456,172	1,383,435	1,326,838
Consumer real estate - mortgage loans	721,158	706,801	698,528	703,592	695,616	687,259
Construction and land development loans	322,466	322,090	292,875	294,055	316,191	319,973
Commercial and industrial loans	1,784,729	1,724,086	1,697,634	1,568,937	1,605,547	1,513,632
Consumer and other	217,583	189,405	169,190	158,931	143,704	121,600
Total loans	4,590,027	4,421,251	4,315,562	4,181,687	4,144,493	3,969,302
Allowance for loan losses	(67,359)	(66,160)	(66,888)	(67,524)	(67,970)	(67,280)
Securities	770,730	753,028	782,066	774,134	733,252	743,885
Total assets	6,018,248	5,865,703	5,788,792	5,600,933	5,563,776	5,391,201
Noninterest-bearing deposits	1,321,053	1,357,934	1,324,358	1,180,202	1,167,414	1,138,421
Total deposits	4,782,605	4,662,331	4,651,513	4,500,577	4,533,473	4,333,543
Securities sold under agreements to repurchase	93,995	64,773	62,273	68,093	70,465	84,032
FHLB advances	195,476	215,524	170,556	150,604	90,637	115,671
Subordinated debt and other borrowings	96,158	96,783	97,408	98,033	98,658	99,283
Total stockholders' equity	802,693	781,934	764,382	742,497	723,708	712,216

Balance sheet data, quarterly averages:
Total loans	$4,436,411	4,358,473	4,251,900	4,130,289	3,981,214	3,932,218
Securities	760,328	767,895	782,436	748,539	731,651	739,625
Total earning assets	5,382,479	5,264,591	5,187,589	5,023,692	4,903,233	4,825,552
Total assets	5,855,421	5,752,776	5,673,615	5,514,031	5,388,371	5,313,003
Noninterest-bearing deposits	1,373,745	1,317,091	1,202,740	1,128,743	1,179,340	1,100,532
Total deposits	4,758,402	4,655,047	4,518,963	4,509,493	4,407,806	4,198,779
Securities sold under agreements to repurchase	82,970	66,429	59,888	62,500	85,096	110,123
FHLB advances	95,221	135,920	224,432	83,787	42,012	181,392
Subordinated debt and other borrowings	96,722	100,404	99,015	98,651	100,030	100,995
Total stockholders' equity	796,338	774,032	757,089	740,743	722,919	705,275

Statement of operations data, for the three months ended:
Interest income	$53,533	52,782	50,564	49,291	48,405	48,177
Interest expense	3,220	3,245	3,338	3,383	3,436	3,604
Net interest income	50,313	49,537	47,226	45,908	44,969	44,573
Provision for loan losses	2,041	851	254	488	2,225	685
Net interest income after provision for loan losses	48,272	48,686	46,972	45,420	42,744	43,888
Noninterest income	14,384	12,888	12,598	12,732	12,488	11,387
Noninterest expense	34,391	34,360	33,902	33,646	32,637	33,323
Income before taxes	28,264	27,215	25,668	24,506	22,596	21,952
Income tax expense	9,527	9,018	8,498	8,140	7,274	7,305
Net income	$18,737	18,197	17,170	16,367	15,321	14,647

Profitability and other ratios:
Return on avg. assets (1)	1.27%	1.25%	1.21%	1.20%	1.13%	1.09%
Return on avg. equity (1)	9.33%	9.33%	9.10%	8.96%	8.41%	8.24%
Return on avg. tangible common equity (1)	13.52%	13.69%	13.50%	13.45%	12.79%	12.71%
Dividend payout ratio (18)	16.67%	17.58%	18.29%	19.16%	20.38%	-
Net interest margin (1) (2)	3.76%	3.79%	3.71%	3.76%	3.70%	3.72%
Noninterest income to total revenue (3)	22.23%	20.65%	21.06%	21.72%	21.73%	20.35%
Noninterest income to avg. assets (1)	0.97%	0.89%	0.89%	0.94%	0.92%	0.85%
Noninterest exp. to avg. assets (1)	2.33%	2.37%	2.40%	2.47%	2.40%	2.49%
Noninterest expense (excluding ORE and FHLB
restructuring charges) to avg. assets (1)	2.37%	2.34%	2.38%	2.43%	2.38%	2.44%
Efficiency ratio (4)	53.16%	55.04%	56.67%	57.38%	56.80%	59.55%
Avg. loans to average deposits	93.23%	93.63%	94.09%	91.59%	90.32%	93.65%
Securities to total assets	12.81%	12.84%	13.51%	13.82%	13.18%	13.80%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2014			December 31, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,436,411	$48,353	4.34%	$3,981,214	$42,811	4.28%
Securities
Taxable	594,681	3,409	2.27%	552,960	3,644	2.61%
Tax-exempt (2)	165,647	1,473	4.71%	178,691	1,637	4.85%
Federal funds sold and other	185,740	298	0.75%	190,368	313	0.76%
Total interest-earning assets	5,382,479	$53,533	4.00%	4,903,233	$48,405	3.98%
Nonearning assets
Intangible assets	246,571			247,706
Other nonearning assets	226,371			237,432
Total assets	$5,855,421			$5,388,371

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$901,774	$380	0.17%	$812,323	$386	0.19%
Savings and money market	2,037,737	1,466	0.29%	1,883,788	1,420	0.30%
Time	445,146	596	0.53%	532,355	839	0.63%
Total interest-bearing deposits	3,384,657	2,442	0.29%	3,228,466	2,645	0.32%
Securities sold under agreements to repurchase	82,970	40	0.19%	85,096	35	0.16%
Federal Home Loan Bank advances	95,221	133	0.56%	42,012	103	0.97%
Subordinated debt and other borrowings	96,722	605	2.48%	100,030	653	2.60%
Total interest-bearing liabilities	3,659,570	3,220	0.35%	3,455,604	3,436	0.39%
Noninterest-bearing deposits	1,373,745	-	-	1,179,340	-	-
Total deposits and interest-bearing liabilities	5,033,315	$3,220	0.25%	4,634,944	$3,436	0.29%
Other liabilities	25,768			30,508
Stockholders' equity	796,338			722,919
Total liabilities and stockholders' equity	$5,855,421			$5,388,371
Net interest income		$50,313			$44,969
Net interest spread (3)			3.65%			3.58%
Net interest margin (4)			3.76%			3.70%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2014 would have been 3.74% compared to a net interest spread of 3.68% for the quarter ended December 31, 2013.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year Ended			Year Ended
	December 31, 2014			December 31, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,295,283	$184,649	4.31%	$3,861,166	$169,253	4.40%
Securities
Taxable	594,223	14,227	2.39%	559,702	14,504	2.59%
Tax-exempt (2)	170,617	6,167	4.83%	173,202	6,378	4.91%
Federal funds sold and other	155,585	1,127	0.86%	144,948	1,147	0.93%
Total interest-earning assets	5,215,708	$206,170	4.01%	4,739,018	$191,282	4.10%
Nonearning assets
Intangible assets	246,956			248,291
Other nonearning assets	237,383			240,018
Total assets	$5,700,047			$5,227,327

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$901,442	$1,566	0.17%	$790,365	$1,928	0.24%
Savings and money market	1,975,517	5,711	0.29%	1,714,154	5,795	0.34%
Time	477,902	2,677	0.56%	564,766	3,998	0.71%
Total interest-bearing deposits	3,354,861	9,954	0.30%	3,069,285	11,721	0.38%
Securities sold under agreements to repurchase	67,999	141	0.21%	113,742	239	0.21%
Federal Home Loan Bank advances	134,874	594	0.44%	153,912	690	0.45%
Subordinated debt and other borrowings	98,698	2,496	2.53%	102,571	2,733	2.67%
Total interest-bearing liabilities	3,656,432	13,185	0.36%	3,439,510	15,383	0.45%
Noninterest-bearing deposits	1,256,420	-	-	1,062,089	-	-
Total deposits and interest-bearing liabilities	4,912,852	$13,185	0.27%	4,501,599	$15,383	0.34%
Other liabilities	19,971			21,631
Stockholders' equity	767,224			704,097
Total liabilities and stockholders' equity	$5,700,047			$5,227,327
Net interest income		$192,985			$175,899
Net interest spread (3)			3.65%			3.65%
Net interest margin (4)			3.75%			3.77%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended December 31, 2014 would have been 3.74% compared to a net interest spread of 3.75% for the year ended December 31, 2013.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2014	2014	2014	2014	2013	2013

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$16,706	21,652	15,678	15,606	18,183	19,989
Other real estate (ORE)	11,186	12,329	12,946	15,038	15,226	15,522
Total nonperforming assets	$27,892	33,981	28,624	30,644	33,409	35,511
Past due loans over 90 days and still
accruing interest	$322	83	649	7,944	3,057	-
Troubled debt restructurings (5)	$8,410	7,606	7,552	15,108	19,647	19,661
Net loan charge-offs	$842	1,580	890	934	1,535	2,100
Allowance for loan losses to nonaccrual loans	403.2%	305.6%	426.6%	432.7%	373.8%	336.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.40%	0.32%	0.45%	0.43%	0.39%	0.33%
Potential problem loans (6)	1.81%	1.98%	1.79%	2.01%	1.51%	1.80%
Allowance for loan losses	1.47%	1.50%	1.55%	1.61%	1.64%	1.70%
Nonperforming assets to total loans and ORE	0.61%	0.77%	0.66%	0.73%	0.80%	0.89%
Nonperforming assets to total assets	0.46%	0.58%	0.49%	0.55%	0.60%	0.66%
Classified asset ratio (Pinnacle Bank) (8)	18.1%	20.0%	18.1%	21.2%	18.5%	20.6%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.10%	0.11%	0.09%	0.09%	0.24%	0.27%
Wtd. avg. commercial loan internal risk ratings (6)	4.4	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.34%	4.34%	4.27%	4.30%	4.28%	4.33%
Securities	2.81%	2.85%	2.93%	3.17%	3.16%	3.04%
Total earning assets	4.00%	4.03%	3.97%	4.04%	3.98%	4.02%
Total deposits, including non-interest bearing	0.20%	0.21%	0.22%	0.23%	0.24%	0.26%
Securities sold under agreements to repurchase	0.19%	0.23%	0.21%	0.20%	0.16%	0.20%
FHLB advances	0.56%	0.44%	0.33%	0.59%	0.97%	0.38%
Subordinated debt and other borrowings	2.48%	2.45%	2.58%	2.61%	2.60%	2.62%
Total deposits and interest-bearing liabilities	0.25%	0.26%	0.27%	0.29%	0.29%	0.31%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.3%	13.3%	13.2%	13.3%	13.0%	13.2%
Leverage	11.3%	11.2%	11.0%	11.0%	10.9%	10.8%
Tier one risk-based	12.1%	12.2%	12.1%	12.2%	11.8%	12.0%
Total risk-based	13.4%	13.4%	13.4%	13.5%	13.0%	13.2%
Tier one common equity to risk-weighted assets	10.6%	10.6%	10.5%	10.5%	10.1%	10.2%
Tangible common equity to tangible assets	9.6%	9.5%	9.3%	9.3%	9.0%	9.0%
Pinnacle Bank ratios:
Leverage	10.6%	10.6%	10.5%	10.5%	10.5%	10.5%
Tier one risk-based	11.4%	11.5%	11.5%	11.7%	11.3%	11.6%
Total risk-based	12.6%	12.8%	12.8%	12.9%	12.6%	12.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2014	2014	2014	2014	2013	2013

Per share data:
Earnings – basic	$0.54	0.52	0.49	0.47	0.45	0.43
Earnings – diluted	$0.53	0.52	0.49	0.47	0.44	0.42
Common dividends per share	$0.08	0.08	0.08	0.08	0.08	-
Book value per common share at quarter end (9)	$22.46	21.93	21.47	20.88	20.55	20.27
Tangible common equity per common share	$15.62	15.02	14.53	13.93	13.52	13.22

Weighted avg. common shares – basic	34,827,999	34,762,206	34,697,888	34,602,337	34,355,691	34,282,899
Weighted avg. common shares – diluted	35,292,319	35,155,224	35,081,702	34,966,600	34,765,424	34,606,567
Common shares outstanding	35,732,483	35,654,541	35,601,495	35,567,268	35,221,941	35,133,733

Investor information:
Closing sales price	$39.54	36.10	39.48	37.49	32.53	29.81
High closing sales price during quarter	$39.95	39.75	39.48	38.64	33.25	29.99
Low closing sales price during quarter	$34.65	35.21	33.46	31.02	29.67	26.56

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$94,816	96,050	83,421	61,290	70,194	105,817
Gross fees (10)	$2,797	2,256	2,461	1,780	1,729	2,294
Gross fees as a percentage of loans originated	2.95%	2.35%	2.95%	2.90%	2.46%	2.17%
Net gain on mortgage loans sold	$1,374	1,353	1,669	1,235	1,113	1,326
Investment gains (losses) on sales, net (17)	$-	29	-	-	-	(1,441)
Brokerage account assets, at quarter-end (11)	$1,695,238	1,658,237	1,680,619	1,611,232	1,560,349	1,445,461
Trust account managed assets, at quarter-end	$764,802	720,071	687,772	613,440	605,324	576,190
Core deposits (12)	$4,381,177	4,260,627	4,245,745	4,087,477	4,102,032	3,903,000
Core deposits to total funding (12)	84.8%	84.6%	85.2%	84.8%	85.5%	84.3%
Risk-weighted assets	$5,233,329	5,049,592	4,924,884	4,730,907	4,803,942	4,557,124
Total assets per full-time equivalent employee	$7,877	7,744	7,734	7,528	7,408	7,305
Annualized revenues per full-time equivalent employee	$336.0	327.0	320.6	319.7	303.5	300.8
Annualized expenses per full-time equivalent employee	$178.6	180.0	181.7	183.4	172.4	179.1
Number of employees (full-time equivalent)	764.0	757.5	748.5	744.0	751.0	738.0
Associate retention rate (13)	93.3%	93.5%	93.8%	95.6%	94.4%	93.9%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - November 2014	838.4	839.8	829.8	827.1	817.3	815.1
Knoxville MSA nonfarm employment - November 2014	343.7	342.4	342.2	338.0	334.2	335.6
Nashville MSA unemployment - November 2014	5.5%	5.8%	5.6%	5.4%	5.9%	6.5%
Knoxville MSA unemployment - November 2014	5.8%	6.1%	5.9%	5.8%	6.3%	7.0%
Nashville residential median home price - December 2014	$213.5	211.4	222.0	195.0	198.8	197.9
Nashville inventory of residential homes for sale - December 2014 (16)	7.6	9.9	10.6	9.4	8.2	10.2

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2014	2014	2014	2014	2013	2013

Tangible assets:
Total assets	$6,018,248	5,865,703	5,788,792	5,600,933	5,563,776	5,391,201
Less: Goodwill	(243,529)	(243,533)	(243,550)	(243,568)	(243,651)	(243,808)
Core deposit and other intangible assets	(2,893)	(3,129)	(3,365)	(3,603)	(3,841)	(4,087)
Net tangible assets	$5,771,827	5,619,041	5,541,877	5,353,762	5,316,284	5,143,306

Tangible equity:
Total stockholders' equity	$802,693	781,934	764,382	742,497	723,708	712,216
Less: Goodwill	(243,529)	(243,533)	(243,550)	(243,568)	(243,651)	(243,808)
Core deposit and other intangible assets	(2,893)	(3,129)	(3,365)	(3,603)	(3,841)	(4,087)
Net tangible common equity	$556,271	535,272	517,467	495,326	476,216	464,321

Ratio of tangible common equity to tangible assets	9.64%	9.53%	9.34%	9.25%	8.96%	9.03%

Average tangible equity:
Average stockholders' equity	$796,338	774,032	757,089	740,743	722,919	705,275
Less: Average goodwill	(243,531)	(243,544)	(243,559)	(243,610)	(243,729)	(243,854)
Core deposit and other intangible assets	(3,040)	(3,278)	(3,484)	(3,722)	(3,964)	(4,211)
Net average tangible common equity	$549,767	527,210	510,046	493,411	475,226	457,210

Return on average tangible common equity (1)	13.52%	13.69%	13.50%	13.45%	12.79%	12.71%

	For the three months ended
	December	September	June	March	December	September
	2014	2014	2014	2014	2013	2013

Net interest income	$50,313	49,537	47,226	45,908	44,969	44,573

Noninterest income	14,384	12,888	12,598	12,732	12,488	11,387
Less: Investment (gains) losses on sales, net	-	(29)	-	-	-	1,441
Noninterest income excluding investment
(gains) losses on sales, net	14,384	12,859	12,598	12,732	12,488	12,828
Total revenues excluding the impact of investment
(gains) losses on sales, net	64,697	62,396	59,824	58,644	57,457	57,401

Noninterest expense	34,391	34,360	33,902	33,646	32,637	33,323
Less: Other real estate expense	(630)	417	226	651	302	699
Noninterest expense excluding the impact of
other real estate expense	35,021	33,943	33,676	32,995	32,335	32,624

Adjusted pre-tax pre-provision income (15)	$29,676	28,453	26,148	25,645	25,122	24,777

Efficiency Ratio (4)	53.2%	55.0%	56.7%	57.4%	56.8%	59.5%

Total average assets	$5,855,421	5,752,776	5,673,615	5,514,031	5,388,371	5,313,003

Noninterest expense (excluding ORE expense) to avg. assets (1)	2.37%	2.34%	2.38%	2.43%	2.38%	2.44%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.